Exhibit 99.3

Rayonier

RAYONIER INC.
1 RAYONIER WAY
WILDLIGHT, FLORIDA 32097

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [•], 2026 for shares held directly and by 11:59 p.m. Eastern Time on [•], 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [•], 2026 for shares held directly and by 11:59 p.m. Eastern Time on [•], 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81584-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

RAYONIER INC.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Proposal 1 - The Rayonier share issuance proposal: To approve the issuance of Rayonier common shares, no par value, pursuant to the Agreement and Plan of Merger, dated as of October 13, 2025 (the "merger agreement"), by and among Rayonier Inc. ("Rayonier"), PotlatchDeltic Corporation ("PotlatchDeltic") and Redwood Merger Sub, LLC ("Merger Sub"), as may be amended from time to time (the "Rayonier share issuance proposal").	☐	☐	☐
2. Proposal 2 - The Rayonier adjournment proposal: To approve the adjournment of the Rayonier special meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Rayonier special meeting to approve the Rayonier share issuance proposal (the "Rayonier adjournment proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V81585-TBD RAYONIER INC. Special Meeting of Shareholders [•], 2026 at [•] This proxy is solicited by the Board of Directors The shareholder(s) signing this form hereby appoint(s) Mark D. McHugh, Mark R. Bridwell and April J. Tice, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of Rayonier Inc. that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at [•] Eastern Time on [•], 2026 at 1 Rayonier Way, Wildlight, Florida 32097, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1 and 2. PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION (Continued, and to be signed and dated, on reverse side.)